EXHIBIT 10.4

FOURTH AMENDMENT

OF

HORMEL SURVIVOR INCOME PLAN FOR EXECUTIVES

(1993 Restatement)

The “Hormel Survivor Income Plan for Executives (1993 Restatement)” adopted by Hormel Foods Corporation (“Hormel”), a Delaware corporation, on November 1, 1993, but effective November 1, 1992, as heretofore amended by a First Amendment adopted effective February 1, 1995 and October 29, 2000, and by a Second Amendment adopted effective November 1, 2000  and by a Third Amendment adopted effective February 23, 2001 (hereinafter collectively referred to as the “Plan Statement”), is hereby amended as follows:

1.                                      BASE SALARY DETERMINATIONS.  Effective for determining Base Salary of individuals who are actively employed at any time on or after October 29, 2006, Section 2(a) of the Plan Statement shall be amended to read as follows:

(a)                                  Base Salary shall mean one-twelfth (1/12th) of the average annual rate of base salary of a Participant from Hormel for the five (5) calendar years out of the ten (10) consecutive calendar years immediately preceding the Participant’s death or retirement, as applicable, which produce the highest average.  “Base Salary” shall include incentive payments and bonuses; provided, however, that long-term incentive plan awards earned on or after October 29, 2006 shall not be included.  Base Salary shall also include amounts that would have been included in Base Salary but were voluntarily deferred under a nonqualified deferred compensation plan maintained by Hormel.  Base Salary shall not include supplemental unemployment benefits, contributions to any profit sharing or other qualified plan, reimbursements of moving expenses or other expenses or disability payments.  The Compensation Committee shall determine whether a particular item of income constitutes “Base Salary” if a question arises.

2.                                    RETIREE SURVIVOR BENEFIT DETERMINATIONS.  Effective for determining Survivor Benefits of individuals who are actively employed at any time on or after October 29, Section 2 of the Plan Statement shall be amended by the addition of the following new Section 2(b) to read as follows (and all subsequent sections and cross references thereto shall be renumbered accordingly):

(b)                                 Benefit Service shall mean a measure of a Participant’s service (stated as a number of years and fractions of years) as defined under the Hormel Foods Corporation Salaried Employees’ Pension Plan.

3.                                      RETIREE SURVIVOR BENEFIT DETERMINATIONS (PRE-2000 PARTICIPANTS).  Effective for determining Survivor Benefits of individuals who are actively employed at any time on or after October 29, 2006 Sections 4.2.1 and 4.2.2 of the Plan Statement shall be amended to read as follows:

4.2.1.                     Death During Employment.  If a Participant’s employment with Hormel ends because of his or her death while an Executive (i.e., the Participant dies while still an employee and an Executive), the Participant’s Beneficiary shall receive a Survivor Benefit equal to sixty percent (60%) of the Participant’s Base Salary at the time of the Participant dies.  A Participant shall be considered an Executive after October 28, 2000, only (i) during continued employment with Hormel while the employee is participating in the Operators’ Share Plan, or (ii) after employment ends if such person retired from Hormel while participating in the Operators’ Share Plan.  This Survivor Benefit shall be paid in two hundred forty (240) equal monthly installments commencing on the first day of the second month following the Participant’s death.  Notwithstanding the foregoing, if prior to the time one hundred twenty (120) equal monthly installments have been paid, there is no Surviving Spouse or Eligible Dependent Child entitled to payment, the Survivor Benefit shall be paid to the Participant’s Beneficiary in no more than one hundred twenty (120) equal monthly installments (minus the number of monthly installments, if any, previously paid to a Surviving Spouse and Eligible Dependent Children).

4.2.2.                     Death After Retirement.  If a Participant (i) remains an Executive of Hormel until his or her Retirement, and (ii) dies following such Retirement, then his or her Beneficiary shall receive upon his death a Survivor Benefit equal to one percent (1%) of the Participant’s Base Salary (determined as of such specified date), multiplied by the Participant’s Benefit Service (determined as of such specified date), not to exceed forty (40).  This Survivor Benefit shall be paid in one hundred eighty (180) equal monthly installments commencing on the first day of the second month following the Participant’s death.  Notwithstanding the foregoing, if prior to the time one hundred twenty (120) equal monthly installments have been paid, there is no Surviving Spouse or Eligible Dependent Child entitled to payment, the Survivor Benefit shall be paid to the Participant’s Beneficiary in no more than one hundred twenty (120) equal monthly installments (minus the number of monthly installments, if any, previously paid to a Surviving Spouse and Eligible Dependent Children).

4.                                      RETIREE SURVIVOR BENEFIT DETERMINATIONS (POST-2000 PARTICIPANTS).  Effective for determining Survivor Benefits of individuals who are actively employed at any time on or after October 29, 2006, the introductory paragraph in Section 5.2.2 of the Plan Statement shall be amended to read as follows:

5.2.2.                     Death After Retirement.  If a Participant (i) remains an Executive of Hormel until his or her Retirement, and (ii) dies following such Retirement, the Participant’s Surviving Spouse, Eligible Dependent Children or Beneficiary shall receive upon his death a Survivor Benefit equal to one percent (1%) of the Participant’s Base Salary (determined as of such specified date), multiplied by the

Participant’s Benefit Service (determined as of such specified date), not to exceed forty (40).  (A Participant shall be considered an Executive after October 28, 2000, only (i) during continued employment with Hormel while the employee is participating in the Operators’ Share Plan, or (ii) after employment ends if such person retired from Hormel while participating in the Operators’ Share Plan.)  This Survivor Benefit shall be paid monthly, commencing on the first day of the second month following the Participant’s death, in accordance with Option A below unless Hormel shall have received prior to the Participant’s death an election made and signed by the Participant, in such form as Hormel may prescribe, an affirmative election that the benefit be paid in accordance with Option B below:

5.                                      SAVINGS CLAUSE.  Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.